Exhibit 8

List of subsidiaries

The following is a list of the Company’s subsidiaries (except for certain subsidiaries that, in the aggregate, would not be a “significant subsidiary” as defined in rule 1-02 (w) of Regulations S-X as of 31 December 2019). Unless otherwise stated, the Company holds directly or indirectly 100% of the subsidiaries listed below, as of December 31, 2019

Philips company	Country
Advanced Technology Laboratories Argentina S.A.	Argentina
Philips Argentina Sociedad Anónima	Argentina
Australian Pharmacy Sleep Services Pty. Ltd	Australia
Discus Dental Australia Pty. Limited	Australia
Philips Electronics Australia Limited	Australia
Philips Saeco Australia Pty. Limited	Australia
RDT Pty Ltd.	Australia
Saeco South Australia Pty. Ltd. (60%)	Australia
SPNC Australia PTY LTD	Australia
Philips Austria GmbH	Austria
Spectranetics Austria GmbH	Austria
Philips Electronics Bangladesh Private Limited	Bangladesh
Foreign consulting-trade unitary enterprise “Philips-Belorussia” of company Philips’ Radio B.V.	Belarus
Philips Belgium Commercial NV	Belgium
Volcano Europe, B.V.B.A.	Belgium
Philips Clinical Informatics - Sistemas de Informação Ltda.	Brazil
Philips do Brasil Ltda.	Brazil
Philips Medical Systems Ltda.	Brazil
Philips Bulgaria EOOD	Bulgaria
Blue Willow Systems Canada Inc.	Canada
Forcare Canada Inc.	Canada
Latin-American Holdings Corporation	Canada
Philips Electronics Ltd	Canada
Philips Overseas Holdings Corporation	Canada
Philips Trans-America Holdings Corporation	Canada
Inmobiliaria Philips Chilena Limitada	Chile
Philips Chilena S.A.	Chile
EGI Medical & Scientific (Shanghai) Ltd.	China
Philips (China) Investment Company, Ltd.	China
Philips (Jiaxing) Health and Technology Co., Ltd.	China
Philips Domestic Appliances and Personal Care Company of Zhuhai SEZ, Ltd.	China
Philips Electronics (Shenzhen) Co., Ltd.	China
Philips Electronics Trading & Services (Shanghai) Co. Ltd	China
Philips Enterprise Service (Suzhou) Co., Ltd.	China
Philips Goldway (Shenzhen) Industrial Inc.	China
Philips Healthcare (Suzhou) Co., Ltd.	China
Philips Ultrasound (Shanghai) Co., Ltd.	China
Respironics Medical Products (Shenzhen) Ltd.	China
Philips Colombiana S.A.S.	Colombia
Volcarica S.R.L.	Costa Rica
Philips d.o.o.	Croatia
Philips Ceská republika s.r.o.	Czech Republic
Agito Medical A/S	Denmark
Philips Danmark A/S	Denmark
Spectranetics Denmark ApS	Denmark
Philips Dominicana S.R.L.	Dominican Republic
Philips Egypt (Limited Liability Company)	Egypt
Philips Egypt Investment Company	Egypt
Philips Oy	Finland
Agito Medical SARL	France
Emergences Medicales et Technologies (70%)	France
Philips France Commercial SAS	France
Philips Santé@Domicile	France
Spectranetics France SARL	France
Forcare GmbH	Germany
Philips GmbH	Germany
Philips Medical Systems DMC GmbH	Germany
Philips Medizin Systeme Böblingen GmbH	Germany
Philips Medizin Systeme Hofheim-Wallau GmbH	Germany
Philips SC Unterstützungskasse GmbH	Germany
Respironics Deutschland GmbH & Co. KG	Germany
Respironics Deutschland Verwaltungsgesellschaft mbH	Germany
Spectranetics Deutschland GmbH	Germany
TOMTEC Imaging Systems GmbH	Germany
Philips Ghana Limited	Ghana
Philips Hellas S.A. Commercial and Industrial Co. for Electrotechnical Products and Medical Systems	Greece
Philips Electronics Hong Kong Limited	Hong Kong
Philips Optical Video Hong Kong Limited	Hong Kong
Respironics (HK) Ltd.	Hong Kong
Philips Magyarország Kereskedelmi Kft.	Hungary
Philips Global Business Services LLP	India
Philips Home Care Services India Private Limited (96.13%)	India
Philips India Limited (96.13%)	India
Philips VitalHealth Software India Private Limited	India
Preethi Kitchen Appliances Private Limited (96.13%)	India
P.T. Philips Industries Batam	Indonesia
PT Philips Indonesia Commercial	Indonesia
Larestine Ireland Ltd.	Ireland
Philips Accounting Services Limited	Ireland
Philips Electronics Ireland Limited	Ireland
Philips Radio Communication Systems Ireland Limited	Ireland
Respironics (Ireland) Limited	Ireland
Saeco IPR Limited	Ireland
Saeco Strategic Services Limited	Ireland
Silicon B203 Limited	Ireland
Tineney Ireland Ltd.	Ireland
Western Biomedical Technologies Limited	Ireland
Algotec Systems Ltd.	Israel
EPD Research Ltd	Israel
Philips Electronics (Israel) Ltd	Israel
Philips Medical Systems Technologies Ltd.	Israel
Sync-Rx Ltd.	Israel
Volcano Israel Holdings Ltd.	Israel
Elfe S.p.A.	Italy
Gaggia S.p.A.	Italy
Pegaso S.r.l.	Italy
Philips Espresso Industries S.r.l.	Italy
Philips Innovations S.p.A.	Italy
Philips Societa per Azioni	Italy
Philips Japan, Ltd.	Japan
Philips Kazakhstan LLP	Kazakhstan
Philips East Africa Limited	Kenya
Philips Korea Ltd.	Korea, Republic of
Philips Baltic SIA	Latvia
Philips Lighting Maseru Pty. Ltd.	Lesotho
Philips Luxembourg S.A.	Luxembourg
Philips Malaysia Sdn. Berhad	Malaysia
Philips México Commercial, S.A. de C.V.	Mexico
Philips North Africa SARL	Morocco
Philips Myanmar Company Limited	Myanmar
Agito Medical B.V.	Netherlands
Argus Imaging B.V.	Netherlands
Discus Dental Europe B.V.	Netherlands
EPD Medco B.V.	Netherlands
Forcare Holding B.V.	Netherlands
Forcare International B.V.	Netherlands
Industriële Ontwikkelings-Maatschappij B.V.	Netherlands
Matevu Import Export B.V.	Netherlands
Metaaldraadlampenfabriek "Volt" B.V.	Netherlands
NightBalance B.V.	Netherlands
NightBalance Holding B.V.	Netherlands
Philips Canada Holding B.V.	Netherlands
Philips Capital N.V.	Netherlands
Philips Components B.V.	Netherlands
Philips Consumer Communications B.V.	Netherlands
Philips Consumer Lifestyle B.V.	Netherlands
Philips Consumer Lifestyle International B.V.	Netherlands
Philips Consumer Relations B.V.	Netherlands
Philips DAP Zhuhai Holding B.V.	Netherlands
Philips Electronics China B.V.	Netherlands
Philips Electronics Middle East & Africa B.V.	Netherlands
Philips Electronics Nederland B.V.	Netherlands
Philips Electronics Technology Shanghai Holding B.V.	Netherlands
Philips Export B.V.	Netherlands
Philips Imaging Systems China Holding B.V.	Netherlands
Philips International B.V.	Netherlands
Philips IP Ventures B.V.	Netherlands
Philips Medical Systems International B.V.	Netherlands
Philips Medical Systems Nederland B.V.	Netherlands
Philips Nederland B.V.	Netherlands
Philips Participations B.V.	Netherlands
Philips Patient Monitoring Systems China Holding B.V.	Netherlands
Philips' Radio B.V.	Netherlands
Philips Real Estate Investment Management B.V.	Netherlands
Philips USA Export Holding B.V.	Netherlands
Philips Venture Capital Fund B.V.	Netherlands
Philips Warehouse & Services B.V.	Netherlands
Spectranetics II B.V.	Netherlands
Spectranetics International B.V.	Netherlands
Van der Heem B.V.	Netherlands
VitalHealth Software B.V.	Netherlands
VitalHealth Software Holding B.V.	Netherlands
Volcano Netherlands Holdings B.V.	Netherlands
Discus Dental New Zealand	New Zealand
Philips New Zealand Commercial Limited	New Zealand
Philips Norge AS	Norway
Philips Caribbean Panamá, Inc.	Panama
Philips SEM S.A.	Panama
Philips del Paraguay S.A.	Paraguay
Philips Peruana S.A.	Peru
Philips Philippines, Inc.	Philippines
RCM Manufacturing	Philippines
Philips Polska Sp.z.o.o.	Poland
Respiromix sp. z o.o.	Poland
Philips Portuguesa, S.A.	Portugal
Philips Medical Systems Puerto Rico, Inc.	Puerto Rico
Philips Orastie S.r.l.	Romania
Philips Romania S.R.L.	Romania
Limited Liability Company "PHILIPS"	Russia
LLC Philips Innovation Labs RUS	Russia
Philips Healthcare Saudi Arabia Limited (50%)	Saudi Arabia
Philips Solutions Saudi Arabia Trading LLC	Saudi Arabia
Philips doo Beograd	Serbia
Philips Electronics Singapore Pte Ltd	Singapore
Philips Slovenija trgovina, d.o.o.	Slovenia
Philips Africa (Proprietary) Limited	South Africa
Philips South Africa Commercial (Proprietary) Ltd.	South Africa
Volcano Therapeutics South Africa Pty Ltd	South Africa
Agito Medical Spain SL.	Spain
Philips Ibérica, S.A.U.	Spain
Philips Lanka Solutions (Private) Limited	Sri Lanka
Philips Aktiebolag	Sweden
Philips Digital Mammography Sweden AB	Sweden
Imel AG	Switzerland
Philips AG	Switzerland
Spectranetics Switzerland GmbH	Switzerland
Philips Taiwan Ltd.	Taiwan
Philips (Thailand) Ltd.	Thailand
Türk Philips Ticaret Anonim Sirketi	Turkey
Limited Liability Company "Philips Ukraine"	Ukraine
Avent Limited	United Kingdom
Forcare Ltd.	United Kingdom
Health & Parenting Ltd.	United Kingdom
Invivo UK Ltd.	United Kingdom
PathXL Limited	United Kingdom
Philips Components Limited	United Kingdom
Philips Consumer Communications UK Limited	United Kingdom
Philips Electronics UK Limited	United Kingdom
Philips Healthcare Informatics Limited	United Kingdom
Philips Titan Limited	United Kingdom
Philips Trustee Company Limited	United Kingdom
Philips U.K. Limited	United Kingdom
Pye (Electronic Products) Ltd.	United Kingdom
Pyecam Company Limited	United Kingdom
Remote Diagnostic Technologies Limited	United Kingdom
Respironics (UK) Limited	United Kingdom
Respironics Ltd.	United Kingdom
Respironics Respiratory Drug Delivery (UK) Ltd.	United Kingdom
Respironics UK Holding Company Limited	United Kingdom
370 West Trimble Road LLC	United States
AllParts Medical, LLC	United States
American Color & Chemical, L.L.C.	United States
AngioScore LLC	United States
AP-CTR LLC	United States
ATL International LLC	United States
ATL Ultrasound, Inc.	United States
Blue Willow Sytems LLC	United States
CardioProlific, Inc.	United States
Cerebral Data Systems, Inc. (93%)	United States
Crux Biomedical, Inc.	United States
Discus Dental Canada, LLC	United States
Discus Dental, LLC	United States
Discus Holdings, LLC	United States
Discus International, LLC	United States
Electrical Geodesics, Inc.	United States
GeoMedica, Inc.	United States
Invivo Corporation	United States
Lifeline Systems Company	United States
Lifeline Systems, Inc.	United States
Medumo, Inc.	United States
MRI Devices Corporation	United States
NightBalance Inc.	United States
OBMedical Company	United States
Philips Electronics Realty, LLC	United States
Philips Healthcare Informatics, Inc.	United States
Philips Holding USA Inc.	United States
Philips Medical Systems (Cleveland), Inc.	United States
Philips Medical Systems Export, Inc.	United States
Philips Medical Systems MR, Inc.	United States
Philips MPEG Inc.	United States
Philips North America LLC	United States
Philips Oral Healthcare, LLC	United States
Philips Project Management, LLC	United States
Philips Semiconductors Inc.	United States
Philips Ultrasound, Inc.	United States
Philips USA Export Corporation	United States
Remote Diagnostic Technologies LLC	United States
Respiratory Technologies, Inc.	United States
Respironics California, LLC	United States
Respironics Colorado, Inc.	United States
Respironics Logistics Services, LLC	United States
Respironics Novametrix, LLC	United States
Respironics, Inc.	United States
The Addison Company Inc.	United States
The Spectranetics Corporation	United States
TOMTEC CORPORATION	United States
TR Management Company, LLC	United States
U.S. Philips Corporation	United States
VISICU, Inc.	United States
VitalHealth Software Corp.	United States
VitalHealth Software Group Inc.	United States
Volcano Atheromed, Inc.	United States
Volcano Corporation	United States
WellCentive, Inc.	United States
Xhale Assurance, Inc.	United States
Philips Uruguay S.A.	Uruguay
Industrias Venezolanas Philips, S.A.	Venezuela
Philips Vietnam Limited	Vietnam